Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Tony A. Schoen, CPA
Chief Financial Officer
(812) 283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.
RECEIVES CAPITAL INVESTMENT
FROM SMALL BUSINESS LENDING FUND

Clarksville, IN; August 16, 2011.  First Savings Financial Group, Inc. (Nasdaq: FSFG) (the “Company”), the holding company for First Savings Bank, F.S.B., announced today that it has received a $17.12 million capital investment from the United States Department of the Treasury under the Small Business Lending Fund (the “SBLF”).  The Company issued shares of a newly authorized class of Senior Non-Cumulative Perpetual Preferred Stock, Series A, to the United States Department of the Treasury in exchange for the capital investment.  The SBLF is a voluntary program intended to encourage small business lending by providing capital to qualified community banks at favorable rates.

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First Savings Bank, F.S.B. has twelve offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, Floyds Knobs, Georgetown, Corydon, English, Levenworth, Marengo and Salem.  Access to First Savings Bank accounts, including on-line banking and electronic bill payments, is available anywhere with Internet access through the Bank’s website at www.fsbbank.net.  Community First Bank (CFB) division customers can continue to access their accounts with Internet access via CFB’s website at c-f-b.com.